                                                                    EXHIBIT 15.1

            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION

R&B Falcon Corporation:

     We are aware that R&B Falcon Corporation has incorporated by reference in this registration statement on Form S-4 its Form 10-Q for the quarters ended June 30, 1998 and March 31, 1998, which include our reports dated July 28, 1998 and April 28, 1998, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, these reports are not considered a part of the registration statement prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

/s/ ARTHUR ANDERSEN LLP

Houston, Texas
September 14, 1998